Exhibit 99.2

CONSENT OF THE CENTERCAP GROUP, LLC

Cole Office & Industrial REIT (CCIT II), Inc.

2398 East Camelback Road, 4th Floor

Phoenix, Arizona 85016

Attention: Special Committee of the Board of Directors

RE:	Proxy Statement of Cole Office & Industrial REIT (CCIT II), Inc. (“CCIT II”) and Prospectus of
Griffin Capital Essential Asset REIT, Inc. (“GCEAR”), which forms part of the Registration
Statement on Form S-4 of GCEAR (the “Registration Statement”).

Members of the Special Committee:

We hereby consent to the inclusion of our opinion letter, dated October 28, 2020, to the Special Committee of the Board of Directors of CCIT II as Annex D to the Proxy Statement/Prospectus included in the Registration Statement filed with the Securities and Exchange Commission today and the references to our firm and our opinion, including the quotation or summarization of such opinion, in such Registration Statement, under the headings “SUMMARY – Opinions of the CCIT II Special Committee’s Financial Advisors – Opinion of CenterCap,” “THE MERGERS – Background of the Mergers,” “THE MERGERS – Recommendation of the CCIT II Board and Its Reasons for the Mergers,” “THE MERGERS – Opinions of the CCIT II Special Committee’s Financial Advisors – Opinion of CenterCap.” The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission today and not to any amendments or supplements to the Registration Statement, and our opinion is not to be filed with, included in or referred to in whole or in part in any other registration statement (including any amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: November 25, 2020

THE CENTERCAP GROUP, LLC

/s/ The CenterCap Group, LLC